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                                                                    Exhibit 99


                         REPORT OF S.R. SNODGRASS, A.C.


To the Board of Directors
 and Shareholders of
 Tuscarora Incorporated

We have audited the accompanying consolidated statements of income, shareholders' equity and cash flows of Tuscarora Incorporated and subsidiaries for the fiscal year ended August 31, 1996. Our audit also included the financial statement schedule of Tuscarora Incorporated and subsidiaries for the year ended August 31, 1996 listed in the Index at Item 14(a)(2) of this annual report. These financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flow of Tuscarora Incorporated and subsidiaries for the fiscal year ended August 31, 1996 in conformity with generally accepted accounting principles. Also, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                                             /s/ S.R. Snodgrass, A.C.


Beaver Falls, PA
October 11, 1996